OCEANEERING INTERNATIONAL, INC.



                $100,000,000 6.72% Senior Notes due September 8, 2010


                                   ______________


                               NOTE PURCHASE AGREEMENT

                                    _____________




                            Dated as of September 1, 1998






                                  TABLE OF CONTENTS

                            (Not a part of the Agreement)

          SECTION                          HEADING                    PAGE

          SECTION 1.     AUTHORIZATION OF NOTES...........................1


          SECTION 2.     SALE AND PURCHASE OF NOTES.......................1


          SECTION 3.     CLOSING..........................................2


          SECTION 4.     CONDITIONS TO CLOSING............................2

             Section 4.1.  Representations and Warranties ................2
             Section 4.2.  Performance; No Default. ......................2
             Section 4.3.  Compliance Certificates .......................2
             Section 4.4.  Opinions of Counsel ...........................3
             Section 4.5.  Purchase Permitted By Applicable Law,
                           Etc ...........................................3
             Section 4.6.  Sale of Other Notes ...........................3
             Section 4.7.  Payment of Special Counsel Fees. ..............3
             Section 4.8.  Private Placement Number ......................3
             Section 4.9.  Changes in Corporate Structure ................4
             Section 4.10. Funding Instructions ..........................4
             Section 4.11. Proceedings and Documents .....................4

          SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE
                         COMPANY..........................................4

             Section 5.1.  Organization; Power and Authority .............4
             Section 5.2.  Authorization, Etc ............................4
             Section 5.3.  Disclosure ....................................5
             Section 5.4.  Organization and Ownership of Shares
                           of Restricted Subsidiaries; Affiliates ........5
             Section 5.5.  Financial Statements ..........................6
             Section 5.6.  Compliance with Laws, Other
                           Instruments, Etc ..............................6
             Section 5.7.  Governmental Authorizations, Etc ..............7
             Section 5.8.  Litigation; Observance of Agreements,
                           Statutes and Orders ...........................7
             Section 5.9.  Taxes .........................................7
             Section 5.10. Title to Property; Leases .....................7
             Section 5.11. Licenses, Permits, Etc ........................8
             Section 5.12. Compliance with ERISA .........................8
             Section 5.13. Private Offering by the Company................9
             Section 5.14. Use of Proceeds; Margin Regulations ...........9
             Section 5.15. Existing Indebtedness; Future Liens ..........10
             Section 5.16. Foreign Assets Control Regulations,
                           Etc ..........................................10
             Section 5.17. Status under Certain Statutes ................10

             Section 5.18. Notes Rank Pari Passu ........................10
             Section 5.19. Environmental Matters ........................10

          SECTION 6.     REPRESENTATIONS OF THE PURCHASER................11

             Section 6.1.  Purchase for Investment ......................11
             Section 6.2.  Source of Funds ..............................11

          SECTION 7.     INFORMATION AS TO THE COMPANY...................13

             Section 7.1.  Financial and Business Information ...........13
             Section 7.2.  Officer's Certificate.........................16
             Section 7.3.  Inspection ...................................17

          SECTION 8.     PREPAYMENT OF THE NOTES.........................18

             Section 8.1.  Required Prepayments .........................18
             Section 8.2.  Optional Prepayments with Make-Whole
                           Amount........................................18
             Section 8.3.  Change in Control ............................18
             Section 8.4.  Allocation of Partial Prepayments ............21
             Section 8.5.  Maturity; Surrender, Etc .....................21
             Section 8.6.  Purchase of Notes ............................22
             Section 8.7.  Make-Whole Amount ............................22

          SECTION 9.     AFFIRMATIVE COVENANTS...........................23

             Section 9.1.  Compliance with Law ..........................23
             Section 9.2.  Insurance ....................................24
             Section 9.3.  Maintenance of Properties ....................24
             Section 9.4.  Payment of Taxes and Claims ..................24
             Section 9.5.  Corporate Existence, Etc .....................25
             Section 9.6.  Notes to Rank Pari Passu .....................25
             Section 9.7.  NAIC Certificate .............................25

          SECTION 10.    NEGATIVE COVENANTS..............................25

             Section 10.1. Consolidated Adjusted Net Worth ..............25
             Section 10.2. EBITDA Interest Expense Coverage Ratio .......25
             Section 10.3. Fixed Charges Coverage Ratio .................26
             Section 10.4. Certain Indebtedness Ratios ..................26
             Section 10.5. Limitations on Indebtedness and
                           Preferred Stock of Restricted
                           Subsidiaries .................................26
             Section 10.6. Priority Liabilities .........................27
             Section 10.7. Limitation on Liens ..........................28
             Section 10.8. Dividends, Stock Purchases, Restricted
                           Investments ..................................31
             Section 10.9. Mergers, Consolidations and Sales of
                           Assets .......................................33
             Section 10.10.Limitations on Restricted Agreements..........38
             Section 10.11.Nature of Business........................... 39
             Section 10.12.Transactions with Affiliates..................39
             Section 10.13.Designation of Subsidiaries...................39

          SECTION 11.    EVENTS OF DEFAULT...............................41


          SECTION 12.    REMEDIES ON DEFAULT, ETC........................44

             Section 12.1. Acceleration .................................44
             Section 12.2. Other Remedies ...............................44
             Section 12.3. Rescission ...................................45
             Section 12.4. No Waivers or Election of Remedies,
                           Expenses, Etc ................................45

          SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF
                         NOTES...........................................45

             Section 13.1. Registration of Notes ........................45
             Section 13.2. Transfer and Exchange of Notes ...............46
             Section 13.3. Replacement of Notes .........................46

          SECTION 14.    PAYMENTS ON NOTES...............................47

             Section 14.1. Place of Payment .............................47
             Section 14.2. Home Office Payment ..........................47

          SECTION 15.    EXPENSES, ETC...................................47

             Section 15.1. Transaction Expenses .........................47
             Section 15.2. Survival .....................................48

          SECTION 16.    SURVIVAL OF REPRESENTATIONS AND
                         WARRANTIES; ENTIRE AGREEMENT....................48


          SECTION 17.    AMENDMENT AND WAIVER............................48

             Section 17.1. Requirements .................................48
             Section 17.2. Solicitation of Holders of Notes .............49
             Section 17.3. Binding Effect, Etc ..........................49
             Section 17.4. Notes Held by Company, Etc ...................49

          SECTION 18.    NOTICES.........................................50


          SECTION 19.    REPRODUCTION OF DOCUMENTS.......................50


          SECTION 20.    CONFIDENTIAL INFORMATION........................51


          SECTION 21.    SUBSTITUTION OF PURCHASER.......................52


          SECTION 22.    MISCELLANEOUS...................................52

             Section 22.1. Successors and Assigns .......................52

             Section 22.2. Payments Due on Non-Business Days ............52
             Section 22.3. Severability .................................52
             Section 22.4. Construction .................................53
             Section 22.5. Counterparts .................................53
             Section 22.6. Governing Law.................................53


Signature................................................................54

          SCHEDULE A     _  INFORMATION RELATING TO PURCHASERS

          SCHEDULE B     _  DEFINED TERMS

          SCHEDULE C     _  EXISTING INVESTMENTS

          SCHEDULE 5.4   _  Subsidiaries of the Company and Ownership of
                            Subsidiary Stock

          SCHEDULE 5.5   _  Financial Statements

          SCHEDULE 5.14  _  Use of Proceeds

          SCHEDULE 5.15  _  Existing Indebtedness

          SCHEDULE 8.3   _  Existing Affiliates

          SCHEDULE 9.7   _  Form of NAIC Certificate


          EXHIBIT 1      _  Form of 6.72% Senior Note due September 8,
                            2010

          EXHIBIT 4.4(a) _  Form of Opinion of General Counsel for the
                            Company

          EXHIBIT 4.4(b) _  Form of Opinion of Special Counsel for the
                            Company

          EXHIBIT 4.4(c) _  Form of Opinion of Special Counsel for the
                            Purchasers

                           OCEANEERING INTERNATIONAL, INC.
                                    11911 FM 529
                                Houston, Texas  77041



                      6.72% Senior Notes due September 8, 2010


                                              Dated as of September 1, 1998

          TO THE PURCHASER LISTED IN THE ATTACHED
            SCHEDULE A WHO IS A SIGNATORY HERETO:

          Ladies and Gentlemen:

               OCEANEERING INTERNATIONAL, INC., a Delaware corporation (the "Company" ), agrees with you as follows:

          SECTION 1. AUTHORIZATION OF NOTES.

               The  Company   will  authorize   the  issue   and sale   of
          $100,000,000 aggregate principal amount of its 6.72% Senior Notes due September 8, 2010 (the "Notes", such term to include any such notes issued in substitution therefor pursuant toSection 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

          SECTION 2. SALE AND PURCHASE OF NOTES.

               Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite
          its name  in  Schedule A.   Your  obligation hereunder, and  the
          obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.


          SECTION 3. CLOSING.

               The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, IL 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on September 8, 1998. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 3880 0759 at Citibank Delaware, One Penn's Way, New Castle, Delaware 19720, ABA #031100209. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in
          Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

          SECTION 4. CONDITIONS TO CLOSING.

               Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

          Section 4.1.  Representations    and     Warranties.      The
          representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

          Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

          Section 4.3.  Compliance Certificates.

             (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and
          4.9 have been fulfilled.

             (b)  Secretary's  Certificate.     The   Company  shall  have
          delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

          Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you,dated the date of the Closing (a) from George R. Haubenreich, Jr., Esq., General Counsel of the Company, covering the matters set forth in
          Exhibit 4.4(a), (b) from Baker & Botts, L.L.P., counsel for the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

          Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are
          subject,   without    recourse    to    provisions   (such    as
          Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

          Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

          Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to the Closing.

          Section 4.8.  Private Placement  Number.    A  Private  Placement
          Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National

          Association of Insurance Commissioners) shall have been obtained for the Notes.

          Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

          Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth
          (1) the name and address of the transferee bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

          Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

          SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company represents and warrants to you that:

          Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

          Section 5.2.  Authorization, Etc.    This  Agreement,  the Other
          Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by

          (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 5.3. Disclosure. The Company, through its agent, Chase Securities, Inc., has delivered to you and each Other Purchaser a copy of a Confidential Private Placement Offering Memorandum,
          dated  June 1,  1998   (the  "Memorandum"),   relating to   the
          transactions  contemplated   hereby.     The  Memorandum  fairly
          describes, in all  material respects, the  general nature of  the
          business  and  principal  properties  of  the  Company and   its
          Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since March 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

          Section 5.4. Organization and Ownership of Shares of Restricted Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Restricted Subsidiaries, showing, as to each Restricted Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Restricted Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

             (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in
          Schedule 5.4 as being owned by the Company and its Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

             (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation
          or  other  legal  entity  and  is   in  good  standing  in  each
          jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

             (d) No Restricted Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4, customary
          limitations  imposed  by   corporate  law   statutes  and  other
          limitations permitted by Section 10.10) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

          Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the
          consolidated  financial   position  of   the  Company  and   its
          Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the inclusion of abbreviated footnotes or exclusion thereof).

          Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or
          Governmental  Authority  applicable   to  the   Company or   any
          Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

          Section 5.7.  Governmental  Authorizations,  Etc.    No  consent,
          approval  or  authorization  of,   or  registration, filing   or
          declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

          Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental
          Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section 5.9. Taxes. The Company and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments
          levied  upon  them  or   their  properties,  assets, income   or
          franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Restricted Subsidiaries in respect of Federal, state or
          other taxes for  all fiscal periods  are adequate.   The Federal
          income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended March 31, 1993.

          Section 5.10. Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted

          Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

          Section 5.11. Licenses, Permits, Etc. (a) The Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

             (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit,
          franchise,  authorization,  patent,   copyright,  service  mark,
          trademark, trade name or other right  owned by any other  Person;
          and

             (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

          Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of
          ERISA  or  to  such  penalty  or  excise  tax  provisions or  to
          Section 401(a)(29)  or  412   of  the  Code,   other  than  such
          liabilities or Liens as would not be individually or in the aggregate Material.

             (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

             (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

             (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

             (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made
          in  reliance  upon   and  subject   to  the   accuracy  of  your
          representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

          Section 5.13. Private Offering  by  the  Company.   Neither  the
          Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 80 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
          Section 5 of the Securities Act.

          Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in
          Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR
          224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company and its Subsidiaries do not hold any margin stock and the Company does not have any present intention of holding any margin stock. As used in this Section, the terms _ margin stock_ and _purpose of buying or carrying_ shall have the meanings assigned to them in said Regulation U.

          Section 5.15. Existing Indebtedness; Future Liens.
          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of August 31, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturity of the Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

             (b)  Except  as   disclosed  in  Schedule 5.15, neither   the
          Company nor any Restricted Subsidiary has agreed or consented  to
          cause  or  permit  in  the  future  (upon  the  happening of   a
          contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien, other than a Lien permitted under Section 10.7(a) through (e) and (k).

          Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          Section 5.17. Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is an _ investment company_ registered or required to be registered subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

          Section 5.18. Notes Rank  Pari Passu.    The obligations of  the
          Company under this Agreement and the Notes rank pari passu in right of payment with all other senior unsecured Indebtedness (actual or contingent) of the Company, including, without limitation, all senior unsecured Indebtedness of the Company described in Schedule 5.15 hereto.

          Section 5.19. Environmental Matters. Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

                   (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or
               their  use,  except,  in  each  case,  such  as could   not
               reasonably be  expected  to  result in  a  Material  Adverse
               Effect;

                   (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                   (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6. REPRESENTATIONS OF THE PURCHASER.

          Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an
          exemption  from   registration   is   available,   except  under
          circumstances  where  neither  such  registration  nor such   an
          exemption is required by law, and that the Company is not required to register the Notes.

          Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a _ Source_) to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                   (a)   the  Source  is  an  _insurance  company   general
               account_   within  the  meaning   of  Department  of  Labor
               Prohibited Transaction Exemption (_ PTE_ ) 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                    (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1
               (issued  January  29,  1990),  or  (ii) a  bank   collective
               investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption)
               managed by  a "qualified  professional asset manager"   or
               "QPAM"  (within  the   meaning  of  Part  V  of  the  QPAM
               Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the
               definition  of  "control"   in  Section V(e)  of  the  QPAM
               Exemption) owns a  5% or more  interest in  the Company  and
               (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                   (d)   the Source is a governmental plan; or

                   (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                   (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

               If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing or on the date of transfer, as applicable, a certificate, which shall state whether that (i) it is a party in interest or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, it or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.

               As used in  this Section 6.2,  the terms "employee  benefit
          plan",   "governmental  plan",   "party  in   interest"   and
          "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          SECTION 7. INFORMATION AS TO THE COMPANY.

          Section 7.1.  Financial and  Business Information.   The  Company
          shall deliver to each  holder of Notes  that is an  Institutional
          Investor:

                   (a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                        (i) (1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and (2) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

                       (ii) (1) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and (2) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                   (b) Annual Statements _ within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                        (i) (1) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and (2) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year, and

                       (ii)   (1)  consolidated   statements   of   income,
                    changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, and (2)
                    consolidated   statements   of   income,  changes   in
                    shareholders' equity and cash flows of the Company  and
                    its Restricted Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                             (1) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                             (2) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of
                         Default  unless  such   accountants  should  have
                         obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

              provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
              (2) above, shall be deemed to satisfy the requirements of this
              Section 7.1(b);

                   (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement (including without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and
               all  amendments  thereto  filed   by  the  Company or   any
               Subsidiary with the Securities and Exchange Commission (but excluding reports relating to registration statements for employee benefit plans (S-8), shelf registration statements (Rule 415) and annual reports for employee benefit plans (Form 11-K)) and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                   (d) Notice of Default or Event of Default _ promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
               Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (e) ERISA Matters _ promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                        (i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                       (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of,
                    proceedings  under  Section 4042   of  ERISA for   the
                    termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                      (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to the funding of employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or
                    such  penalty  or  excise   tax  provisions,  if such
                    liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                   (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                   (g)   Requested   Information    _    with  reasonable
               promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such
               holder  of   Notes,  including   without  limitation,  such
               information as is required by SEC Rule 144A under the Securities Act to be delivered to the prospective transferee of the Notes.

          Section 7.2.  Officer's  Certificate.    Each  set  of  financial
          statements  delivered   to  a   holder  of   Notes pursuant   to
          Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   (a) Covenant Compliance _ the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.6 and Section 10.8 and
               Section 10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished
               (including  with  respect  to   each  such  Section,  where
               applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                   (b)   Event of Default _  a statement that such  officer
               has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company
               or  any   Restricted   Subsidiary   to   comply  with   any
               Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

          Section 7.3.  Inspection.     The   Company  shall  permit   the
          representatives of each holder of Notes that is an  Institutional
          Investor:

                   (a) No Default _ if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                   (b) Default _ if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make
               copies  and  extracts  therefrom,   and  to  discuss  their
               respective  affairs,  finances   and  accounts  with  their
               respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

          SECTION 8. PREPAYMENT OF THE NOTES

          Section 8.1. Required Prepayments. In addition to paying the entire outstanding principal amount and interest due on the Notes on the maturity date thereof, the Company agrees that on September 8, 2006 and on each September 8 thereafter to and including September 8, 2009 the Company will prepay $20,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium; provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this
          Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

          Section 8.2.  Optional Prepayments  with Make-Whole Amount   The
          Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment,plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
          Section 8.2 not less than 30 days and not more than 60 days prior
          to the date fixed  for such prepayment.   Each such notice shall
          specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

          Section 8.3. Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this

          Section and shall be accompanied by the certificate described in subparagraph (g) of this Section.

             (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and
          constituting  an   offer  to   prepay  Notes   as described   in
          subparagraph (c) of this Section, accompanied by the certificate
          described   in    subparagraph (g)   of    this   Section,   and
          (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section.

             (c)  Offer  to  Prepay  Notes.   The  offer  to  prepay Notes
          contemplated by subparagraphs (a) and (b) of this Section shall be an offer to prepay, in accordance with and subjec to this Section, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date" ). Such offer shall make reference to this Section 8.3, the date by which a holder of the Notes must reply to such offer pursuant to Section 8.3(d) hereof and that any failure to so reply shall be deemed a rejection of such offer. If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

             (d) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section shall be deemed to constitute a rejection of such offer by such holder.

             (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section.

             (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of
          (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this
          Section in respect of such Change in Control shall be deemed rescinded). In the event that such Change in Control has not occurred within six months of the Proposed Prepayment Date in respect thereof and no determination by the Company pursuant to clause (iii) of the preceding sentence has been made that results in any offer's rescission, the Company shall again offer to prepay the Notes pursuant to subparagraph (c), which offer may be accepted or rejected pursuant to this Section 8.3.

             (g)  Officer's Certificate.   Each offer  to prepay the Notes
          pursuant to this Section shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3;
          (iii) the principal amount  of each Note  offered to be  prepaid;
          (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

             (h)  Certain  Definitions.   "Change  in Control" shall  be
          deemed to have occurred  if any person (as  such term is used  in
          Section 13(d) and  Section 14(d)(2) of  the  Exchange Act as  in
          effect  on  the   date  of  the   Closing)  or  related  persons
          constituting a group (as  such term is  used in Rule 13d-5 under
          the  Exchange  Act),  other   than  an  Affiliate described   on
          Schedule 8.3,

                   (i) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's Voting Stock, or

                  (ii) acquire after the date of the Closing (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (y) all or substantially all of the properties and assets of the Company.

               "Control Event"  means:

                   (i) the execution by the Company or any of its Restricted Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, would, if consummated as therein contemplated, result in a Change in Control,

                  (ii) the execution by the Company or any of its Restricted Subsidiary of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

                 (iii) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

             (i)  All   calculations  contemplated   in  this  Section 8.3
          involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

          Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All prepayments made pursuant to Section 8.3 and Section 10.9(b) or (c) shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

          Section 8.5.  Maturity; Surrender,  Etc.   In  the case of  each
          prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

          Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                      "Called  Principal"  means, with respect  to any Note,
               the principal of such Note that is to be prepaid pursuant to
               Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                    "Discounted Value"  means,  with respect to the  Called
               Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in
               accordance  with  accepted  financial  practice  and at   a
               discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                    "Reinvestment  Yield"  means,  with  respect to   the
               Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
               (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
               (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                    "Remaining  Average Life"  means, with  respect to  any
               Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
               (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                    "Remaining Scheduled Payments"  means, with respect  to
               the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                    "Settlement  Date"  means, with respect  to the  Called
               Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          SECTION 9. AFFIRMATIVE COVENANTS.

               The Company covenants that so long as any of the Notes are outstanding:

          Section 9.1.  Compliance with Law.   The Company  will, and  will
          cause each  of  its   Subsidiaries  to,  comply  with  all laws,
          ordinances or governmental rules or regulations to which each  of
          them  is  subject,  including,  without  limitation, ERISA   and
          applicable laws in respect of Non-U.S. Pension Plans and all Environmental Laws, and will obtain and maintain in effect all
          licenses,   certificates,   permits,    franchises   and   other
          governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such
          licenses,   certificates,   permits,    franchises   and   other
          governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 9.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts
          (including  deductibles,  co-insurance  and self-insurance,   if
          adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          Section 9.5. Corporate Existence, Etc. Subject to Section 10.9, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted
          Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in
          full  force  and  effect  such  corporate  existence, right   or
          franchise could not, individually or in the aggregate, have a Material Adverse Effect.

          Section 9.6. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

          Section 9.7.  NAIC Certificate.    Within fifteen Business  Days
          after the date of the Closing, the Company shall deliver to each of the Holders a certificate certifying as to the answers to the questions set forth in Schedule 9.7 regarding the status of Company's internal computer systems and the impact that advent of the year 2000 will have on such computer systems, which certificate may be filed by the holders with the National Association of Insurance Commissioners.

          SECTION 10.NEGATIVE COVENANTS.

               The Company covenants that so long as any of the Notes are outstanding:

          Section 10.1. Consolidated Adjusted Net Worth. The Company will at all times keep and maintain Consolidated Adjusted Net Worth at not less than the sum of (a) $125,000,000 plus (b) 50% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after March 31, 1998; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

          Section 10.2. EBITDA  Interest  Expense  Coverage  Ratio.    The
          Company will at  all times  keep and  maintain the  ratio of  (a)
          Consolidated  EBITDA   for   the   immediately   preceding  four
          consecutive fiscal quarter period to (b) Consolidated Interest Expense for such four consecutive fiscal quarter period at not less than 2.5 to 1.0.

          Section 10.3. Fixed Charges Coverage Ratio. The Company will at all times keep and maintain the ratio of (a) Consolidated EBITDA Available for Fixed Charges for the immediately preceding four consecutive fiscal quarter period to (b) Consolidated Fixed Charges for such four consecutive fiscal quarter period at not less than 2.0 to 1.0.

          Section 10.4. Certain Indebtedness Ratios. (a) The Company will at all times keep and maintain the ratio of (i) Consolidated Indebtedness to (ii) Consolidated Total Capitalization at not more than 0.55 to 1.00.

             (b) The Company will not at any time permit the ratio of (i) the sum of, determined on a consolidated basis in accordance with GAAP, (A) the aggregate amount of all Indebtedness of the Company secured by Liens within the limitations of clauses (f) through
          (m) of Section 10.7 plus (B) the aggregate amount of all Indebtedness of Restricted Subsidiaries (other than Indebtedness
          permitted  pursuant  to  Section 10.5(a)(ii))   plus   (C)   the
          aggregate liquidation value of all Preferred Stock of Restricted Subsidiaries (other than Preferred Stock permitted pursuant to Section 10.5(a)(ii)) to (ii) Consolidated Adjusted Net Worth to exceed 0.30 to 1.00.

          Section 10.5. Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries. (a) The Company will not permit any
          Restricted Subsidiary to create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Indebtedness or Preferred Stock, except:

                   (i) Indebtedness or Preferred Stock of a Restricted Subsidiary outstanding as of the date of Closing and described on Schedule 5.15 hereto;

                  (ii) Indebtedness or Preferred Stock of a Restricted Subsidiary owing or issued to the Company or to a Wholly-owned Restricted Subsidiary; and

                 (iii) additional Indebtedness or Preferred Stock of a Restricted Subsidiary created, issued, assumed, guaranteed
               or   incurred   within    the   limitations  provided    in
               Sections 10.6(b) and 10.4(b) hereof.

             (b) Indebtedness or Preferred Stock existing within the limitations of Section 10.5(a)(i) may be renewed, extended or refinanced (without increase in principal amount or liquidation value, as the case may be, at the time of such renewal, extension or refunding and subject only to covenants or restrictions which are not materially more onerous than those applicable to such Indebtedness or Preferred Stock, as the case may be, at the time of original issuance thereof) without regard to the limitations of Section 10.5(a)(iii), except that no such Indebtedness or Preferred Stock may in any event be renewed, extended or refinanced if at the time thereof and after the concurrent giving effect thereto and to the application of the proceeds thereof, a Default or Event of Default would exist.

          Section 10.6. Priority Liabilities. The Company will not, and will not permit any Restricted Subsidiary to create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Priority Liability, unless:

                   (a) in the case of Indebtedness of the Company or any Restricted Subsidiary secured by any Lien created pursuant to Section 10.7(l), at the time of creation, issuance, assumption, guarantee or incurrence thereof and after the concurrent giving effect thereto and to the application of the proceeds thereof:

                        (i) no Default, including, without limitation, a Default under Section 10.4(b), or Event of Default would exist;

                       (ii) the aggregate amount of all Indebtedness of the Company or any Restricted Subsidiary (other than
                    such     Indebtedness     permitted     pursuant    to
                    Section 10.5(a)(ii)) secured by Liens created pursuant to Section 10.7(l) (including the Indebtedness then to be created, issued, assumed, guaranteed or incurred, but excluding MARAD Indebtedness) would not exceed 15% of Consolidated Adjusted Net Worth; and

                      (iii) the aggregate amount of all Indebtedness of the Company or any Restricted Subsidiary (other than
                    such     Indebtedness     permitted     pursuant    to
                    Section 10.5(a)(ii)) secured by Liens created pursuant to Section 10.7(l) (including the Indebtedness then to be created, issued, assumed, guaranteed or incurred and
                    any  MARAD  Indebtedness)  would  not  exceed 25%   of
                    Consolidated Adjusted Net Worth;

                   (b)   in the case of Indebtedness or any Preferred Stock
               of a Restricted Subsidiary (other than Indebtedness permitted pursuant to Section 10.5(a)(i) or (ii) hereof), at the time of creation, issuance, assumption, guarantee or incurrence thereof and after the concurrent giving effect thereto and to the application of the proceeds thereof:

                        (i) no Default, including, without limitation, a Default under Section 10.4(b), or Event of Default would exist; and

                       (ii) the aggregate amount of all Indebtedness of Restricted Subsidiaries (other than Indebtedness permitted pursuant to Section 10.5(a)(ii) hereof) plus the aggregate liquidation value of all Preferred Stock of Restricted Subsidiaries (including the Indebtedness or Preferred Stock then to be created, issued, assumed,
                    guaranteed  or  incurred)  would  not  exceed 15%   of
                    Consolidated Adjusted Net Worth.

          Section 10.7. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                   (a)   Liens  for  property  taxes  and assessments   or
               governmental charges or levies and Liens securing claims or demands of mechanics, materialmen, vendors, carriers and warehousemen and other like Persons; provided that payment thereof is not at the time required by Section 9.4;

                   (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                   (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, maritime, warehousemen's and attorneys' liens, statutory landlords' liens and deposits made to obtain insurance), customary statutory, common law and contractual rights of a bank to set-off claims of such bank against cash on deposit with such bank, and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (d) minor survey exceptions or minor defects, irregularities in title, encumbrances, easements, restrictions or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                   (e)   Liens  securing  Indebtedness   of  a   Restricted
               Subsidiary  to  the  Company  or  to  another   Wholly-owned
               Restricted Subsidiary;

                   (f) Liens existing as of date of the Closing and described on Schedule 5.15 hereto;

                   (g)   Liens on the capital  stock, partnership or other
               equity interests held, directly or indirectly, by the Company or any Restricted Subsidiary in a joint venture, provided that the proceeds of Indebtedness of the Company or such Restricted Subsidiary secured by such Liens are in their entirety contributed or advanced to such joint venture; provided, further, that (i) at the time of the creation, issuance, assumption, guarantee or incurrence of any such Indebtedness by the Company or any Restricted Subsidiary and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist, (ii) any such Indebtedness, created, issued, assumed, guaranteed or incurred by the Company or any Restricted Subsidiary shall have been created within the applicable limitations of Section 10.6, (iii) with respect
               to  any  such  Indebtedness  neither  the  Company or   any
               Restricted Subsidiary, nor any of the property or assets of the Company or any Restricted Subsidiary, other than proceeds realized from the sale or other disposition of such capital stock, partnership or other equity interests shall, directly or indirectly, be liable for or secure in any
               manner  whatsoever   the  payment   thereof  and  (iv) such
               Indebtedness shall be incurred within the limitations provided in Section 10.4(b) and Section 10.6(b) hereof;

                   (h) Liens on the capital stock, partnership or other equity interests held, directly or indirectly, by the Company or any Restricted Subsidiary in a joint venture, provided that the proceeds of Indebtedness created by an Unrestricted Subsidiary or any other Affiliate secured by such Liens are in their entirety contributed or advanced to such joint venture; provided, further, that with respect to any such Indebtedness neither the Company nor any Restricted Subsidiary, nor any of the property or assets of the Company or any Restricted Subsidiary, other than proceeds realized from the sale or other disposition of such capital stock, partnership or other equity interests shall, directly or indirectly, be liable for or secure in any manner whatsoever the payment thereof;

                   (i) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase of assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, so long as such Liens were not incurred, extended or renewed in contemplation of such acquisition or purchase; provided that
               (i) the Lien shall attach solely  to the assets acquired  or
               purchased,  (ii) such  Lien  shall  have  been created   or
               incurred within 180 days of the date of acquisition or purchase, (iii) at the time of acquisition or purchase of such assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such assets, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition or purchase of such assets (as determined in good faith by the Board of Directors of the Company), (iv) if the Indebtedness
               secured  by  such  Lien  shall  have  been  incurred by   a
               Restricted    Subsidiary,  then  and  in  such  event  such
               Indebtedness shall be incurred within the limitations provided in Section 10.4(b) and Section 10.6(b) hereof, and
               (v) at the time of the creation, issuance, assumption, guarantee or incurrence of such Indebtedness and after giving effect thereto and to the application of the proceeds
               thereof,  no  Default,  including,  without limitation,   a
               Default under Section 10.4(b), or Event of Default would exist;

                   (j) Liens created or incurred after the date of the Closing existing on such assets at the time of acquisition thereof or at the time of acquisition or purchase by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, so long as such Liens were not incurred, extended or renewed in contemplation of such acquisition or purchase; provided that (i) the Lien shall attach solely to the assets acquired or purchased, (ii) if the Indebtedness secured by such Lien shall have been assumed by a Restricted Subsidiary, then and in such event such Indebtedness shall be incurred within the limitations provided in Section 10.4(b) and Section 10.6(b) hereof, and
               (iii) at the time of the assumption of such Indebtedness and after the concurrent giving effect thereto, no Default, including, without limitation, a Default under Section 10.4(b), or Event of Default would exist;

                   (k) Liens created under charters entered into by the Company or any Restricted Subsidiary in the ordinary course of its business, as owner or lessor of an asset, creating leasehold interests therein; provided that the creation of such Liens is otherwise permitted within the terms of this Agreement;

                   (l) Liens created or incurred after the date of the Closing given to secure Indebtedness of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (k) hereof; provided that all Indebtedness secured by such Liens shall have been incurred within the applicable limitations provided in
               Section 10.6; and

                   (m) any extension, renewal or refunding of any Lien permitted by the preceding clauses (f) through (k) of this
               Section 10.7 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such extension, renewal or refunding of the Indebtedness to which such Lien relates shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property and (iii) at the time of the extension, renewal or refunding of such Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no Default, including, without limitation, a Default under Section 10.4(b), or Event of Default would exist.

          Section 10.8. Dividends, Stock Purchases, Restricted Investments.
          (a) The Company will not and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, or through any Affiliate, declare or make or incur any liability to declare or make any Distribution (other than redemptions, acquisitions or retirements of common stock to the extent of net cash proceeds received from the substantially concurrent sale or exchange of common stock of the Company) and neither the Company nor any of its Restricted Subsidiaries will make orauthorize any Restricted Investment, unless, immediately after giving effect to the proposed Distribution or Restricted Investment, the aggregate amount of Distributions declared in the case of dividends or made in the case of other Distributions plus the aggregate amount of
          Restricted  Investments  then  held   by  the  Company and   its
          Restricted Subsidiaries (valued immediately after the making of such Restricted Investment as provided in the definition thereof) during the period from and after the date of this Agreement to and including the date of declaration in the case of a dividend, the date of payment in the case of any other Distribution and the date such Restricted Investment is made, would not exceed the sum of:

                   (i)   $25,000,000; plus

                  (ii) 50% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) for such period determined on a cumulative basis commencing on April 1, 1998, to and including the date of such declaration, payment or commitment; plus

                 (iii) an amount equal to the aggregate net cash proceeds received by the Company from the sale on or after the date of the Closing of shares of its common stock or other Securities convertible into common stock of the Company or the amount that Indebtedness of the Company owing to a Person other than a Subsidiary is reduced by the conversion
               or  exchange  after  the  date   of  the  Closing  of  such
               Indebtedness into common stock of the Company; plus

                  (iv) to the extent not included in the determination of Consolidated Net Income any repayments of or returns in cash on any Restricted Investment previously made within the
               limitations  of   this   Section  10.8(a),  including   the
               reissuance of treasury stock or issuance of new stock of the Company in satisfaction of usual and customary employee benefit and other like obligations of the Company and its Subsidiaries that could otherwise be settled in cash; plus

                   (v) an amount equal to the aggregate cash paid by the Company for shares of common stock of the Company to the extent additional shares of common stock of the Company were issued by the Company in connection with the acquisition by the Company of assets within the twelve calendar month period immediately preceding the date of determination under this Section 10.8.

             (b)  For   the   purposes   of   making   computations  under
          paragraph (a)  of   this   Section 10.8,  the   amount  of   any
          Distribution  declared,   paid  or   distributed  or   Restricted
          Investment made in property or assets of the Company or a Restricted Subsidiary shall be deemed to be the book value of such property or assets as of the date of declaration in the case of a dividend, the date of payment in the case of any other Distribution and the date the Restricted Investment is made.

               Any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall be deemed to have made, at the
          time  it  becomes   a  Restricted   Subsidiary,  all   Restricted
          Investments of such corporation existing immediately after it becomes a Restricted Subsidiary.

             (c) The Company will not authorize a Distribution on its capital stock which is not payable within 60 days of authorization. The Company may make any Distribution within 60 days after the declaration thereof if at the time of declaration such Distribution would have complied with this Section 10.8.

             (d) The Company will not authorize or make a Distribution on its capital stock and neither the Company nor any Restricted Subsidiary will make any Restricted Investment if after giving effect to the proposed Distribution or Restricted Investment a Default or an Event of Default would exist.

          Section 10.9. Mergers,  Consolidations  and   Sales  of   Assets.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

                   (i) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in (1) any merger or consolidation involving the Company, the Company shall be the surviving or
               continuing   corporation   and   (2) in   any  merger    or
               consolidation involving a Wholly-owned Restricted Subsidiary (and not the Company), the Wholly-owned Restricted Subsidiary shall be the surviving or continuing corporation;

                  (ii) the Company may consolidate or merge with or into any other corporation if (1) the corporation which results
               from  such   consolidation   or  merger   (the "surviving
               corporation") is organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by
               bankruptcy,  insolvency,   reorganization, moratorium   and
               similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such consolidation or merger and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the surviving corporation would be permitted by the provisions of Section 10.6(a) to incur at least $1.00 of additional Indebtedness;

                 (iii) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Restricted Subsidiary, which may only be sold or otherwise disposed of pursuant to Section 10.9(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (1) the acquiring Person is a corporation organized under the laws of any state of the

               United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by
               bankruptcy,  insolvency,   reorganization, moratorium   and
               similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the acquiring corporation would be permitted by the provisions of Section 10.6(a) to incur at least $1.00 of additional Indebtedness.

             (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon as obsolete or otherwise dispose of assets (except assets sold, leased or otherwise disposed of in the ordinary course of business for fair market value and except as provided in Section 10.9 (a)(iii) and
          (c); provided that the foregoing restrictions do not apply to:

                   (i) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Company or a Wholly-owned Restricted Subsidiary; or

                  (ii) the sale, lease, transfer or other disposition of assets for cash or other property to a Person or Persons if all of the following conditions are met:

                        (1) in the opinion of (i) the Board of Directors of the Company if the fair market value of the assets exceeds $2,500,000 or (ii) otherwise a Responsible Officer, the sale is for fair value and is in the best interests of the Company;

                        (2) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist and (B) the
                    Company  would  be  permitted  by  the provisions   of
                    Section 10.6(a) to incur at least $1.00of additional Indebtedness; and

                         (3)  the entirety of the proceeds (net of expenses
                    and  taxes  arising  in  connection  therewith) ("Net
                    Proceeds") from any such sale or other disposition shall be applied within 360 days of receipt thereof by the Company or a Restricted Subsidiary either (A) to the acquisition (directly or through acquisition of a Restricted Subsidiary) of assets (other than cash, cash equivalents or Securities) useful and intended to be used in the operation of the business of the Company
                    and  its  Restricted   Subsidiaries  as described   in
                    Section 9.6  and  having  a   fair  market value   (as
                    determined in good faith by (i) the Board of Directors of the Company if the fair market value of the assets exceeds $2,500,000 or (ii) otherwise a Responsible Officer) at least equal to that of the assets so disposed of or (B) towards the offer of prepayment at any applicable prepayment premium of Senior Indebtedness of the Company owing to any Person other than a Restricted Subsidiary or Affiliate upon the terms and conditions hereinafter provided; provided, that if for any reason whatsoever the Company does not apply all of the Net Proceeds from any such sale in compliance with clause (A) or (B) of this Section 10.9(b)(ii)(3) within such 360 day period, then and in such event when the aggregate Net Proceeds from all sales or other dispositions not so applied exceed
                    $5,000,000  in   the   aggregate  (the "Asset  Sale
                    Prepayment Amount"), the Company shall, not less than 10 days nor more than 30 days following the date on which the aggregate Net Proceeds from all sales or other dispositions not so applied exceed the Asset Sale Prepayment Amount and to the extent provided in the
                    foregoing  proviso  of   this  Section 10.9(b),  offer
                    pursuant to a written notice (the "Asset Disposition Prepayment Notice") to apply on a pro rata basis the Asset Sale Prepayment Amount towards the prepayment of all outstanding Notes. Such Asset Disposition Prepayment Notice shall specify (y) a date (the "Asset Disposition Prepayment Date"), which shall be not less than 120 days nor more than 180 days following the date of such Asset Disposition Prepayment Notice, on which the Company will apply such Asset Sale Prepayment Amount to the prepayment on a pro rata basis of all of the outstanding Notes held by any Person which accepts such offer of prepayment and (z) a date, which shall be not more than 60 days nor less than 30 days prior to such Asset Disposition Prepayment Date, on which each holder of the Notes must accept or decline such offer of prepayment.

                         On  such Asset  Disposition Prepayment Date,  the
                    Company shall apply the Asset Sale Prepayment Amount to the prepayment of the Notes held by each holder thereof which has accepted such offer to the prepayment of the Notes as and to the extent herein contemplated. It is understood and agreed by the Company and each holder of the Notes, by its acceptance thereof, that any such holder may decline any such offer of prepayment, that the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be a rejection by such holder to accept such prepayment and that if any such offer is accepted, the Asset Sale Prepayment Amount so offered towards the prepayment of the Notes and accepted shall be prepaid pursuant to
                    Section 8.2 hereof, excepting only that such prepayment shall be at par and together with interest accrued on the amount to be so prepaid to the date of prepayment,
                    but without  premium  or  Make-Whole Amount.   To  the
                    extent that any holder of the Notes declines such offer
                    of  prepayment,   the   Company  and   its  Restricted
                    Subsidiaries may use the remaining amount of such declined Asset Sale Prepayment Amount for general corporate purposes, and the amount of Asset Sale Prepayment Amount shall be reset at zero.

               Computations pursuant to this Section 10.9(b) shall include dispositions made pursuant to Section 10.9(c) and computations pursuant to Section 10.9(c) shall include dispositions made pursuant to this Section 10.9(b).

             (c) The Company will not, and will not permit any Restricted Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock or other ownership interests (including as "stock" for the purposes of this Section 10.9(c) any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock or other ownership interests) of a Restricted Subsidiary (said stock, options, warrants and other
          Securities   herein   called  "Subsidiary   Stock")   or   any
          Indebtedness  of  any   Restricted  Subsidiary,   nor will   any
          Restricted Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                   (i) the issue of directors' qualifying shares or Regulatory Shares; or

                  (ii)   the issue of Subsidiary Stock to the Company; or

                 (iii)   the  sale  or  transfer   by  the  Company or   a
               Restricted Subsidiary of any Subsidiary Stock to the Company or to a Wholly-owned Restricted Subsidiary; or

                  (iv) any other sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of the Company and its other Restricted Subsidiaries in any Restricted Subsidiary if all of the following conditions are met:

                        (1) in the opinion of (i) the Company's Board of Directors if the fair market value of the assets exceeds $2,500,000 or (ii) otherwise a Responsible

                    Officer, the sale is for fair value and is in the best interests of the Company;

                        (2) immediately after the consummation of the transaction and after giving effect thereto, such Restricted Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of the Company or of any Restricted Subsidiary and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by the Company or a Restricted Subsidiary; and

                        (3) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist and (B) the
                    Company  would  be  permitted  by  the provisions   of
                    Section 10.6(a) to incur at least $1.00 of additional Indebtedness; and

                         (4)  the entirety  of the  Net Proceeds from  any
                    such sale or other disposition shall be applied within 360 days of receipt thereof by the Company or a Restricted Subsidiary either (A) to the acquisition (directly or through acquisition of a Restricted
                    Subsidiary)  of   assets   (other   than   cash,  cash
                    equivalents or Securities) useful and intended to be used in the operation of the business of the Company
                    and  its  Restricted   Subsidiaries  as described   in
                    Section 9.6  and  having  a   fair  market value   (as
                    determined in good faith by (i) the Board of Directors of the Company if the fair market value of the assets exceeds $2,500,000 or (ii) otherwise a Responsible Officer) at least equal to that of the assets so disposed of or (B) towards the offer of prepayment at any applicable prepayment premium of Senior Indebtedness of the Company owing to any Person other than a Restricted Subsidiary or Affiliate upon the terms and conditions hereinafter provided; provided, that if for any reason whatsoever the Company does not apply all of the Net Proceeds from any such sale in compliance with clause (A) or (B) of this Section 10.9(c)(iv)(4) within such 360 day period, then and in such event when the aggregate Net Proceeds from all sales or other dispositions not so applied exceed the Asset Sale Prepayment Amount, the Company shall, not less than 10 days nor more than 30 days following the date on which the aggregate Net Proceeds from all sales or other dispositions not so applied exceed the Asset Sale Prepayment Amount and to the extent provided in the foregoing proviso of this Section 10.9(c), offer pursuant to an Asset Disposition Prepayment Notice to apply on a pro rata basis the Asset Sale Prepayment Amount towards the prepayment of all outstanding Notes. Such Asset Disposition Prepayment Notice shall specify

                    (y) an Asset Disposition Prepayment Date which shall be not less than 120 days nor more than 180 days following the date of such Asset Disposition Prepayment Notice, on which the Company will apply such Asset Sale Prepayment Amount to the prepayment on a pro rata basis of all of the outstanding Notes held by any Person which accepts such offer of prepayment and (z) a date, which shall be not more than 60 days nor less than 30 days prior to such Asset Disposition Prepayment Date, on which each holder of the Notes must accept or decline such offer of prepayment.

                         On  such Asset  Disposition Prepayment Date,  the
                    Company shall apply the Asset Sale Prepayment Amount to the prepayment of the Notes held by each holder thereof which has accepted such offer to the prepayment of the Notes as and to the extent herein contemplated. It is understood and agreed by the Company and each holder of the Notes, by its acceptance thereof, that any such holder may decline any such offer of prepayment, that the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be a rejection by such holder to accept such prepayment and that if any such offer is accepted, the Asset Sale Prepayment Amount so offered towards the prepayment of the Notes and accepted shall be prepaid pursuant to
                    Section 8.2 hereof, excepting only that such prepayment shall be at par and together with interest accrued on the amount to be so prepaid to the date of prepayment,
                    but without  premium  or  Make-Whole Amount.   To  the
                    extent that any holder of the Notes declines such offer of prepayment, the Company and its Restricted
                    Subsidiaries may use the remaining amount of such declined Asset Sale Prepayment Amount for general corporate purposes, and the amount of Asset Sale Prepayment Amount shall be reset at zero.

               Computations pursuant to this Section 10.9(c) shall include dispositions made pursuant to Section 10.9(b) and computations pursuant to Section 10.9(b) shall include dispositions made pursuant to this Section 10.9(c).

          Section 10.10. Limitations on Restricted Agreements. The Company will not, nor will it permit any Restricted Subsidiary to, enter into, or suffer to exist, any agreement with any Person which, directly or indirectly, prohibits or limits the ability of any
          Restricted  Subsidiary  to  (a) pay   dividends  or  make  other
          distributions to the Company or prepay any Indebtedness owed to the Company, (b) make loans or advances to the Company or
          (c) transfer any of its properties or assets to the Company other than for such restrictions existing under or by reason of
          (i) applicable law or any order or ruling by any governmental authority; (ii) the Credit Agreement or any agreement relating to any Indebtedness permitted under this Agreement; (iii) customary non-assignment provisions of any contract; (iv) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
          (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired; (vi) contracts for the sale of assets,
          including,  without  limitation,   customary  restrictions  with
          respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale of all or substantially all of the capital stock or assets of such Restricted Subsidiary;
          (vii) any agreement or other instrument governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary (or of a Restricted Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which restriction is not applicable to the Company or any Restricted Subsidiary, or assets of any such Person, other than the Person, or assets or Subsidiaries of the Person, so acquired; or (viii) provisions contained in agreements relating
          to  Indebtedness   which  prohibit   the  transfer   of all   or
          substantially al of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument.

          Section 10.11. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a
          result,  the  general  nature  of   the  business,  taken on   a
          consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement and businesses related thereto.

          Section 10.12. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms not significantly less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

          Section 10.13. Designation of  Subsidiaries.    The Company  may
          designate  or  redesignate  any  Unrestricted  Subsidiary as   a
          Restricted Subsidiary and may designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that:

                   (a) the Company shall have given not less than 10 days' prior written notice to the holders of the Notes that a Senior Financial Officer has made such determination,

                   (b) at the time of such designation or redesignation and immediately after giving effect thereto: (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of Section 10.6(a) to incur at least $1.00 of additional Indebtedness,

                   (c)   in the  case of  the designation  of a  Restricted
               Subsidiary as an  Unrestricted Subsidiary  and after  giving
               effect  thereto,   (i) such   Unrestricted  Subsidiary   so
               designated  shall  not,  directly  or  indirectly, own  any
               Indebtedness  or  capital  stock  of  the  Company or   any
               Restricted Subsidiary, (ii) such designation shall be deemed a sale of assets and shall be permitted by the provisions of
               Section 10.9(b)(ii),  (iii) neither  the  Company nor   any
               Restricted Subsidiary shall be liable for any Indebtedness of such Unrestricted Subsidiary so designated (other than Indebtedness which at the time of incurrence shall be permitted within the limitations of Section 10.6(b) or at the time of such designation shall be permitted within the limitations of Section 10.8(a) and 10.6(b)), (iv) no default or condition in respect of any Indebtedness of such Unrestricted Subsidiary so designated could as a consequence
               of  such   default  or   condition  cause   or permit   any
               Indebtedness of the Company or any Restricted Subsidiary to become, or to be declared, due and payable before its stated maturity or before its regularly scheduled dates of payment,
               (v) any continuing Investment in the capital stock of such Subsidiary held by the Company or of any Restricted
               Subsidiary  shall  at  the  time  of  such designation   be
               permitted  (without  reference   to  paragraph (a) of   the
               definition  of   _Restricted   Investments_ ), within   the
               limitations of Section 10.8, and (vi) such designation shall not result in the imposition of a Lien on the assets of the Company or any Restricted Subsidiary, other than a Lien permitted within the limitations of Section 10.7,]

                   (d) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and after giving
               effect  thereto:    (i) all  outstanding Indebtedness   and
               Preferred Stock of such Restricted Subsidiary so designated shall be permitted within the applicable limitations of
               Section 10.6(b)  and   (ii) all  existing   Liens  of  such
               Restricted Subsidiary so designated shall be permitted within the applicable limitations of Section 10.7, other than Section 10.7(f) notwithstanding that any such Lien existed as of the date of Closing), and

                   (e) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as an Unrestricted Subsidiary more than once, and

                   (f) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as a Restricted Subsidiary more than once.

          SECTION 11.EVENTS OF DEFAULT.

               An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                   (a)   the  Company  defaults  in  the  payment of   any
               principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                   (b)   the  Company  defaults  in  the  payment of   any
               interest on any Note for more than five Business Days after the same becomes due and payable; or

                   (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.9; or

                   (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this
               Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a _notice of default_ and to refer specifically to this paragraph (d) of Section 11); or

                   (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                   (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes and other than Indebtedness, the payments for which have been made into an escrow or court appointed trustee or account pending settlement of a dispute) that is outstanding in an aggregate principal amount of at least, in the case of any single default, $3,000,000 and, in the case of all defaults collectively, $5,000,000 beyond any period of grace provided with respect thereto, or

                       (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than the Notes and other than Indebtedness outstanding under the Credit Agreement, provision for which is made in
                    Section 11(g)) that is outstanding in an aggregate principal amount of at least, in the case of any single default, $3,000,000 and, in the case of all defaults collectively, $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or

                      (iii)   as  a  consequence   of  the occurrence   or
                    continuation of any event or condition (other than  the
                    passage  of  time  or  the  right  of  the holder   of
                    Indebtedness to convert such Indebtedness into equity interests), (1) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least, in the case of any single default, $3,000,000 and, in the case of all defaults collectively, $5,000,000, or (2) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

                   (g) default or the happening of any event shall occur under the Credit Agreement and such default or event shall continue for a period of time sufficient to permit the
               acceleration  of  the  maturity  of  any Indebtedness   for
               borrowed money of the Company or any Restricted Subsidiary outstanding thereunder; or

                   (h) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
               (iii) makes an assignment for the benefit of its  creditors,
               (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
               (v) is adjudicated  as insolvent  or  to be liquidated,  or
               (vi) takes corporate action for the purpose of any of the foregoing; or

                   (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (j) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (excluding for purposes of such determination such amount of any insurance proceeds paid by or on behalf of the Company or any of its Restricted Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                   (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of
               any  amortization  period   is  sought   or  granted  under
               section 412  of  the  Code,  (ii) a  notice  of intent   to
               terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may
               become  a  subject  of   any  such  proceedings,  (iii) the
               aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

          As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          SECTION 12.REMEDIES ON DEFAULT, ETC.

          Section 12.1. Acceleration.   (a) If  an Event  of Default  with
          respect to  the Company  described in  paragraph  (h) or (i)  of
          Section 11 (other than  an Event of  Default described in  clause
          (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

             (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

             (c)  If any  Event of Default  described in  paragraph (a)  or
          (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

               Upon  any  Note's  becoming  due  and  payable  under  this
          Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and
          (ii) the  Make-Whole  Amount  determined   in  respect  of  such
          principal amount  (to the  full  extent permitted  by  applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of
          Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this
          Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

          Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

          SECTION 13.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

          Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be
          registered in  such  register.   Prior  to  due presentment  for
          registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

          Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a
          surrender  for  registration  of   transfer,  duly endorsed   or
          accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of
          Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require
          payment  of  a  sum  sufficient  to   cover  any  stamp tax   or
          governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less
          than  $100,000;  provided  that   if  necessary  to enable   the
          registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

          Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                   (b) in the case of mutilation, upon surrender and cancellation thereof,

          the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          SECTION 14.PAYMENTS ON NOTES.

          Section 14.1. Place  of  Payment.     Subject  to  Section 14.2,
          payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Chase Manhattan Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

          Section 14.2. Home Office  Payment.    So long  as  you or  your
          nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to
          Section 13.2.   The  Company will  afford  the benefits of  this
          Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

          SECTION 15.EXPENSES, ETC.

          Section 15.1. Transaction  Expenses.      Whether  or  not   the
          transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and
          expenses,  including  financial   advisors'  fees, incurred   in
          connection with the  insolvency or bankruptcy  of the Company  or
          any  Subsidiary   or  in   connection   with  any  work-out   or
          restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

          Section 15.2. Survival.   The obligations  of the  Company under
          this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

          SECTION 16.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                     AGREEMENT.

               All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any
          other holder  of  a  Note.    All  statements  contained in  any
          certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed
          representations  and  warranties  of   the  Company  under  this
          Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          SECTION 17.AMENDMENT AND WAIVER.

          Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

          Section 17.2. Solicitation of Holders of Notes.

             (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

             (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

          Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as itmay from time to time be amended or supplemented.

          Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

          SECTION 18.NOTICES.

               All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized
          overnight  delivery   service   (charges  prepaid),   or  (b) by
          registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                 (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

          Notices under this Section 18 will be deemed given only when actually received.

          SECTION 19.REPRODUCTION OF DOCUMENTS.

               This  Agreement   and   all  documents   relating   thereto,
          including,  without   limitation,   (a) consents,  waivers   and
          modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and
          (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

          SECTION 20.CONFIDENTIAL INFORMATION.

               For  the   purposes  of   this  Section 20,   "Confidential
          Information" means information  delivered to you by or on  behalf
          of  the  Company  or  any  Subsidiary  in  connection with   the
          transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
          (b) subsequently  becomes  publicly  known  through  no act   or
          omission  by  you   or  any   Person  acting   on  your   behalf,
          (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, authorized representatives, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold
          confidential  the  Confidential   Information substantially   in
          accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
          (vi) any   federal   or   state   regulatory   authority   having
          jurisdiction  over   you,  (vii) the   National Association   of
          Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or
          appropriate  (w) to  effect  compliance   with  any  law,  rule,
          regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

          SECTION 21.SUBSTITUTION OF PURCHASER.

               You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
          Section 6.   Upon  receipt  of such  notice,  wherever the  word
          _you_   is   used  in  this   Agreement  (other   than  in  this
          Section 21), such word shall be deemed to refer to such Affiliate
          in lieu  of  you.    In  the event  that  such  Affiliate is  so
          substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word _you_ is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

          SECTION 22.MISCELLANEOUS.

          Section 22.1. Successors and Assigns.   All  covenants and other
          agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

          Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to
          such  jurisdiction,  be  ineffective   to  the  extent  of  such
          prohibition  or   unenforceability   without  invalidating   the
          remaining  provisions  hereof,  and   any  such prohibition   or
          unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                              *     *     *     *     *

               If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          OCEANEERING INTERNATIONAL, INC.




                                          By ______________________________
                                            Title

    Accepted as of ____________________.

                                          [VARIATION]




                                            By ______________________________
                                            Its

                         INFORMATION RELATING TO PURCHASERS


PRINCIPAL AMOUNT
                NAMES AND ADDRESS                             OF NOTES TO BE
                  OF PURCHASERS                               PURCHASED

          THE NORTHWESTERN MUTUAL LIFE                        $31,000,000
            INSURANCE COMPANY
          720 East Wisconsin Avenue
          Milwaukee, Wisconsin  53202
          Attention:  Securities Department
          Telecopier Number:  (414) 299-7124

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               Bankers Trust Company (ABA #0210-01033)
               16 Wall Street
               Insurance Unit, 4th Floor
               New York, New York  10005

               for credit to:  The Northwestern Mutual Life Insurance
               Company
               Account Number 00-000-027

          Notices

          All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention:
          Investment Operations, Fax Number:  (414) 299-5714.

          Name of Nominee in which Notes are to be issued:  None

          Taxpayer I.D. Number:  39-0509570






                                                              PRINCIPAL AMOUNT
                NAMES AND ADDRESS                              OF NOTES TO BE
                  OF PURCHASERS                                PURCHASED

          MASSACHUSETTS MUTUAL LIFE INSURANCE
           COMPANY                                             $17,000,000
          1295 State Street
          Springfield, Massachusetts  01111
          Attention:  Securities Investment Division

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               Citibank, N.A. (ABA #021000089)
               111 Wall Street
               New York, New York  10043

               for credit to:  MassMutual Long Term Pool Account Number
               4067-3488
               Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

          Notices

          All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed
          Attention:  Securities Custody and Collection Department, F 381.

          Name of Nominee in which Notes are to be issued:  None

          Taxpayer I.D. Number:  04-1590850

                                                             PRINCIPAL AMOUNT
                NAMES AND ADDRESS                            OF NOTES TO BE
                  OF PURCHASERS                              PURCHASED

          MASSACHUSETTS MUTUAL LIFE INSURANCE                $3,000,000
            COMPANY
          1295 State Street
          Springfield, Massachusetts  01111
          Attention:  Securities Investment Division

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               Chase Manhattan Bank, N.A. (ABA #021000021)
               4 Chase MetroTech Center
               New York, New York  10081

               for credit to: MassMutual Pension Management Account No. 910-2594018
               Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561.

          Notices

          All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed
          Attention:  Securities Custody and Collection Department, F 381.

          Name of Nominee in which Notes are to be issued:  None

          Taxpayer I.D. Number:  04-1590850

                                                          PRINCIPAL AMOUNT
                NAMES AND ADDRESS                         OF NOTES TO BE
                  OF PURCHASERS                           PURCHASED

          PRINCIPAL LIFE INSURANCE COMPANY                $11,376,654
          711 High Street
          Des Moines, Iowa  50392-0800
          Attention:  Investment Department - Securities
          Telefacsimile:  (515) 248-2490
          Confirmation:  (515) 248-3495

          Payments

          All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

               ABA #073000228
               Norwest Bank Iowa, N.A.
               7th and Walnut Streets
               Des Moines, Iowa  50309
               For credit to Principal Life Insurance Company
               Account No. 014752
               OBI PFGSE (S) B0061666 () [Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3]
               With  sufficient  information   (including  interest  rate,
               maturity date, interest amount, principal amount and premium
               amount,  if   applicable)  to   identify  the  source   and
               application of such funds.

          Notices

          All notices with respect to payments to:

               Principal Life Insurance Company
               711 High Street
               Des Moines, Iowa  50392-0960
               Attention:  Investment Accounting - Securities
               Re:  Bond No. B0061666
               Telefacsimile:  (515) 248-2643
               Confirmation:  (515) 247-0689

          All other notices and communications to be addressed as first provided above.

          Name of Nominee in which Notes are to be issued:  None

          Tax Identification No.:  42-0127290

                                                             PRINCIPAL AMOUNT
                NAMES AND ADDRESS                              OF NOTES TO BE
                  OF PURCHASERS                                  PURCHASED

          PRINCIPAL LIFE INSURANCE COMPANY                      $7,123,346
          711 High Street
          Des Moines, Iowa  50392-0800
          Attention:  Investment Department - Securities
          Telefacsimile:  (515) 248-2490
          Confirmation:  (515) 248-3495

          Payments

          All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

               ABA #073000228
               Norwest Bank Iowa, N.A.
               7th and Walnut Streets
               Des Moines, Iowa  50309
               For credit to Principal Life Insurance Company
               Account No. 014752
               OBI PFGSE (S) B0061666 () [Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3]

               With  sufficient  information   (including  interest  rate,
               maturity date, interest amount, principal amount and premium
               amount,  if   applicable)  to   identify  the  source   and
               application of such funds.

          Notices

          All notices with respect to payments to:

               Principal Life Insurance Company
               711 High Street
               Des Moines, Iowa  50392-0960
               Attention:  Investment Accounting - Securities
               Re:  Bond No. B0061666
               Telefacsimile:  (515) 248-2643
               Confirmation:  (515) 247-0689

          All other notices and communications to be addressed as first provided above.

          Name of Nominee in which Notes are to be issued:  None

          Tax Identification No.:  42-0127290

                                                             PRINCIPAL AMOUNT
                NAMES AND ADDRESS                              OF NOTES TO BE
                  OF PURCHASERS                                  PURCHASED

          COMMERCIAL UNION LIFE INSURANCE COMPANY                $1,500,000
            OF AMERICA
          c/o Principal Life Insurance Company
          711 High Street
          Des Moines, Iowa  50392-0800
          Attention:  Investment Department-Securities
                    Jon Davidson
          Telefacsimile:  (515) 248-2490
          Confirmation:  (515) 247-3495

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               CoreStates Bank (Philadelphia)
               1500 Market Street
               Philadelphia, PA 19102-2509
               ABA #031-0000-11
               OBI PFGSE(S) B0061666

               For Credit to Commercial Union Life Insurance Company of America/Principal Account No. 060073-02-4

          Notices

          All notices with respect to payments to:

               Principal Life Insurance Company
               711 High Street
               Des Moines, Iowa  50392-0960
               Attention:  Investment Accounting - Securities
               Telefacsimile:  (515) 248-2643
               Confirmation:  (515) 247-0689

          All other notices and communications to be addressed as first provided above.

          Name of Nominee in which Notes are to be issued:  None

          Tax Identification No.:  04-2235236

                                                            PRINCIPAL AMOUNT
                NAMES AND ADDRESS                            OF NOTES TO BE
                  OF PURCHASERS                               PURCHASED

          THE TRAVELERS INSURANCE COMPANY                     $9,000,000
          One Tower Square
          Hartford, Connecticut  06183-2030
          Attention:  Securities Department Private
            Placement Division 10PB

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               Chase Manhattan Bank, N.A. (ABA #021000021)
               One Chase Manhattan Plaza
               New York, New York  10004

               for credit to:  The Travelers Insurance Company
               Consolidated Private Placement Account Number 910-2-587434

          Notices

          All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed Attention:
          Cashier_ Securities Department 10PB.

          Name of Nominee in which Notes are to be issued:  TRAL & CO.

          Taxpayer I.D. Number:  06-0566090

                                                             PRINCIPAL AMOUNT
                NAMES AND ADDRESS                              OF NOTES TO BE
                  OF PURCHASERS                                PURCHASED

          THE TRAVELERS LIFE AND ANNUITY COMPANY                 $2,000,000
          One Tower Square
          Hartford, Connecticut  06183-2030
          Attention:  Securities Department Private
            Placement Division 10PB

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               Chase Manhattan Bank, N.A. (ABA #021000021)
               One Chase Manhattan Plaza
               New York, New York  10004

               for credit to: The Travelers Life and Annuity Company Consolidated Private Placement Account Number 910-2-587434

          Notices

          All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed Attention:
          Cashier-Securities Department 10PB.

          Name of Nominee in which Notes are to be issued:  TRAL & CO.

          Taxpayer I.D. Number:  06-0904249

                                                            PRINCIPAL AMOUNT
                NAMES AND ADDRESS                            OF NOTES TO BE
                  OF PURCHASERS                                 PURCHASED

          RELIASTAR LIFE INSURANCE COMPANY                     $4,000,000
          c/o ReliaStar Investment Research, Inc.
          100 Washington Avenue South, Suite 800
          Minneapolis, Minnesota  55401-2121
          Attention:  Steve Nelson
          Phone:  (612) 372-5257
          Fax:  (612) 372-5368

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               U.S. Bank N.A./Mpls.
               601 2nd Avenue South
               Minneapolis, Minnesota
               ABA #091000022
               Account Name:  ReliaStar Life Insurance Co.
               Account #1102-4001-4461
               Attention:  Securities Accounting
               Ref:  Issuer, Cusip, Coupon, Maturity and P&I Breakdown

          Notices

          All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

          Name of Nominee in which Notes are to be issued:  None

          Taxpayer I.D. Number:  41-0451140

                                                             PRINCIPAL AMOUNT
                NAMES AND ADDRESS                              OF NOTES TO BE
                  OF PURCHASERS                                  PURCHASED

          NORTHERN LIFE INSURANCE COMPANY                        $2,000,000
          c/o ReliaStar Investment Research, Inc.
          100 Washington Avenue South, Suite 800
          Minneapolis, Minnesota  55401-2121
          Attention:  Steve Nelson
          Phone:  (612) 372-5773
          Fax:  (612) 372-5368

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               U.S. Bank N.A./Mpls.
               ABA #091000022
               601 2nd Avenue South
               Attention:  Securities Accounting
               Ref:  Issuer, Cusip, Coupon & Maturity

               for credit to:  Northern Life Insurance Company
               Account #1602-3237-6105

          Notices

          All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

          Name of Nominee in which Notes are to be issued:  None

          Taxpayer I.D. Number:  41-1295933


                                        A-10
                                                             PRINCIPAL AMOUNT
                NAMES AND ADDRESS                              OF NOTES TO BE
                  OF PURCHASERS                                  PURCHASED

          RELIASTAR UNITED SERVICES LIFE                         $2,000,000
            INSURANCE COMPANY
          c/o ReliaStar Investment Research, Inc.
          100 Washington Avenue South, Suite 800
          Minneapolis, Minnesota  55401-2121
          Attention:  Steve Nelson
          Phone:  (612) 372-5257
          Fax:  (612) 372-5368

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               Bankers Trust
               New York, New York
               ABA #021001033
               A/C #99000739
               FBO ReliaStar United Service Life Ins
               Account #92574
               Ref:  Cusip, Security Description, Principal Amount,
               Interest Amount

          Notices

          All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

          Name of Nominee in which Notes are to be issued:  SALKELD & CO.

          Taxpayer I.D. Number:  53-0159267



                                        A-11


                                                             PRINCIPAL AMOUNT
                NAMES AND ADDRESS                              OF NOTES TO BE
                  OF PURCHASERS                                  PURCHASED

          SECURITY CONNECTICUT LIFE INSURANCE COMPANY            $2,000,000
          c/o ReliaStar Investment Research, Inc.
          100 Washington Avenue South, Suite 800
          Minneapolis, Minnesota  55401-2121
          Attention:  Steve Nelson
          Phone:  (612) 372-5257
          Fax:  (612) 372-5368

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               Chase Manhattan Bank
               New York, New York
               ABA #021-000-021
               Beneficiary Account #544755102
               Reference:  Sigler & Co., Tax I.D. #13-3641527
               F/C #G54426
               Ref:  Cusip, Security Description, Principal Amount,
               Interest Amount

          Notices

          All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above and any written notices to Bank for payment collection to:

               Sigler & Co.
               c/o Chase Manhattan Bank
               Dept. #3492
               P.O. Box 50000
               Newark, New Jersey  07101-8006

          Name of Nominee in which Notes are to be issued:  SIGLER & CO.

          Taxpayer I.D. Number:  35-1468921



                                        A-12
                                                             PRINCIPAL AMOUNT
                NAMES AND ADDRESS                              OF NOTES TO BE
                  OF PURCHASERS                                  PURCHASED

          AMERICAN UNITED LIFE INSURANCE COMPANY                 $2,000,000
          One American Square                                    $2,000,000
          Post Office Box 368
          Indianapolis, Indiana  46206
          Attention:  Christopher D. Pahlke, Securities Department

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3" and identifying the breakdown of principal and interest and the payment date) to:

               Bank of New York
               Attention:  P&I Department
               One Wall Street, 3rd Floor
               Window A
               New York, New York  10286
               ABA #021000018, BNF:IOC566
               Account #186683/AUL

          Notices

          All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

          Name of Nominee in which Notes are to be issued:  None

          Taxpayer I.D. Number:  35-0145825




                                        A-13


                                                             PRINCIPAL AMOUNT
                NAMES AND ADDRESS                              OF NOTES TO BE
                  OF PURCHASERS                                  PURCHASED

          PROVIDENT MUTUAL LIFE INSURANCE COMPANY                $4,000,000
          P.O. Box 1717
          Valley Forge, Pennsylvania  19482-1717
          Attention:  Securities Investment Department
          Telefacsimile:  (610) 407-1322

          Payments

          All payments on or  in respect of  the Notes to  be by bank  wire
          transfer  of  Federal  or   other  immediately  available  funds
          (identifying each payment as "Oceaneering International, Inc., 6.72% Senior Notes due 2010, PPN 675232 A* 3, principal, premium or interest") to:

               PNC Bank (ABA #031-000-053)
               Broad and Chestnut Streets
               Philadelphia, Pennsylvania  19101

               for credit to: Provident Mutual Life Insurance Company Account Number 85-4084-2176

          Notices

          All  notices  and  communications  requiring  overnight   express
          delivery service should be addressed to:

               1205 Westlakes Drive
               Berwyn, PA  19312-2405
               Attention:  Treasurer

          Name of Nominee in which Notes are to be issued:  None

          Taxpayer I.D. Number:  23-0990450


                                        A-14


                                    DEFINED TERMS

               As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

               "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any
          corporation  of   which   the  Company   and   its   Subsidiaries
          beneficially  own  or  hold,   in  the  aggregate, directly   or
          indirectly, 10%  or  more  of  any  class  of  voting  or  equity
          interests.   As used  in this  definition, "Control"  means  the
          possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

               "Asset   Disposition  Prepayment   Date"   is  defined   in
          Section 10.9(b).

               "Asset   Disposition  Prepayment  Notice"   is defined   in
          Section 10.9(b).

               "Asset  Sale  Prepayment  Amount"   is  defined  in  Section
          10.9(b).

               "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas or New York, New York are required or authorized to be closed.

               "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

               "Closing"  is defined in Section 3.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

               "Company" means  Oceaneering   International,  Inc.,   a
          Delaware corporation.

               "Company Notice"  is defined in Section 8.3.

               "Confidential Information"  is defined in Section 20.

               "Consolidated Adjusted Net Worth" means as of the date of any determination thereof Consolidated Net Worth excluding, to the extent included in the determination of Consolidated Net Worth, any translation gains or losses affecting cumulative
          foreign  currency  translation   adjustments  as determined   in
          accordance with GAAP.

               "Consolidated  EBITDA"  for  any  period means  the sum  of
          (a)(i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or local income taxes made by the Company and its Restricted Subsidiaries during such period,
          (iii) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Company and its Restricted Subsidiaries during such period, (iv) any other non-cash charge to the extent such non-cash charge reduces Consolidated Net Income (as reduced by any adjustment for the amount of cash pay-outs of non-cash charges from prior fiscal periods), and (v) Consolidated Interest Expense during such
          period, minus   (b) any  gains or  losses on  the sale  or other
          disposition of Investments or fixed or capital investments (other than gains or losses in the ordinary course of business as determined in accordance with GAAP), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses, all determined on a consolidated basis in accordance with GAAP.

               "Consolidated EBITDA Available for Fixed Charges" for any period means the sum of (a) Consolidated EBITDA during such
          period  plus  (to   the  extent  not   included  in  determining
          Consolidated EBITDA) (b) one-third of all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries pursuant to Long-Term Leases.

               "Consolidated  Fixed Charges"   for any  period means on  a
          consolidated basis the sum of (a) one-third of all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries pursuant to Long-Term Leases, and (b) Consolidated Interest Expense payable during such period.

               "Consolidated  Indebtedness"  means all Indebtedness of  the
          Company  and  its  Restricted   Subsidiaries,  determined on   a
          consolidated basis eliminating intercompany items.


                                         B-2


               "Consolidated  Interest Expense"  means for  any period  all
          interest  (including  the  interest   component  on Rentals   on
          Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness (including, without
          limitation,  payment-in-kind,   zero   coupon  and   other  like
          Securities) of the  Company and its  Restricted Subsidiaries  for
          which  such  calculations  are   being  made  as determined   in
          accordance with  GAAP.   Computations  of  Consolidated Interest
          Expense on a pro-forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

               "Consolidated Net Income" for any period means the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                   (a)   the proceeds of any life insurance policy;

                   (b)   net  earnings   and  losses   of  any   Restricted
               Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                   (c) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                   (d) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

                   (e)   net earnings of any business entity (other than  a
               Restricted  Subsidiary)  in   which  the   Company or   any
               Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

                   (f)   any portion of the net earnings of any  Restricted
               Subsidiary which for any  reason is unavailable for payment
               of  dividends  to  the  Company  or  any  other   Restricted
               Subsidiary;

                   (g)   earnings   and   losses    resulting   from   any
               reappraisal, revaluation, write-up or write-down of assets other than in the ordinary course of business;


                                         B-3

                   (h) any reversal of any contingency reserve to the extent such contingency reserve was taken prior to the date of the Closing, but including in any determination of Consolidated Net Income changes in estimates made in accordance with GAAP; and

                   (i) any other extraordinary gain or loss, including, without limitation, the cumulative effect of changes to GAAP.

               "Consolidated Net Worth" means, as of the date of any determination thereof the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Company and its Restricted Subsidiaries as determined in accordance with GAAP.

               "Consolidated Total Capitalization" means as of the date of the end of the most recent prior fiscal quarter, the sum of
          (a) Consolidated Indebtedness plus (b) Consolidated Adjusted  Net
          Worth.

               "Credit Agreement" means the Amended and Restated Credit Agreement dated June 12, 1996 with Morgan Guaranty Trust Company of New York, as Agent, including any amendment or supplement thereto and any (one or more) renewal, extension, replacement or refunding thereof.

               "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

               "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City, New York as its "base" or "prime" rate.

               "Distribution"    in  respect   of  the   Company and   its
          Restricted Subsidiaries means:

                   (a) dividends or other distributions on capital stock (including, without limitation, preferred stock) of a corporation (except dividends or other distributions payable solely in shares of common stock of such corporation and dividends of a Restricted Subsidiary to the Company); and

                   (b) redemption, acquisition or retirement of any shares of its capital stock or warrants, rights or other options to purchase any shares of its capital stock (other than the redemption, acquisition or retirement of any shares of capital stock of a Restricted Subsidiary by the Company or a Restricted Subsidiary).


                                         B-4

               "Environmental  Laws"  means  any  and all  Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems applicable to such Person.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

               "Event of Default"  is defined in Section 11.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

               "Governmental Authority"  means

                   (a)   the government of

                        (i) the United States of America or any State or other political subdivision thereof, or

                       (ii) any jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Restricted Subsidiary, or

                   (b)   any  entity  exercising  executive,   legislative,
               judicial, regulatory or administrative functions of, or pertaining to, any such government.

               "Guaranty"   means,   with  respect  to   any Person,   any
          obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of
          such  Person   guaranteeing  or   in  effect  guaranteeing   any
          Indebtedness,  dividend   or   other   obligation   (other  than
          performance obligations (other than obligations for the payment of borrowed money)) of any other Person in any manner, whether directly or indirectly, including (without limitation)
          obligations  incurred   through  an   agreement, contingent   or
          otherwise, by such Person:


                                         B-5

                   (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                   (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to
               maintain  any  working  capital   or  other  balance  sheet
               condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                   (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

          In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

               "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

               "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

               "Indebtedness" with respect to any Person means, at any time, without duplication,

                   (a)   its liabilities for borrowed money;

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Leases;

                                         B-6

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                   (e) all its liabilities in respect of standby letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (other than those representing obligations for performance guarantees);

                   (f)   Swaps of such Person; and

                   (g) any Guaranty of such Person with respect to liabilities (other than performance guaranties) of a type described in any of clauses (a) through (f) hereof;

          provided, that in the case of computations of "Indebtedness" of the Company or any Restricted Subsidiary, notwithstanding clause
          (d)  hereof,  "Indebtedness"   shall  not  include   Indebtedness
          secured by Liens permitted under Section 10.7(h).

               "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and
          (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

               "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided
          that  "Investments"   shall   not   mean  or   include   routine
          investments in property to be used or consumed in the ordinary course of business.

               "Lien"   means   any  interest  in   property securing   an
          obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment
          or bailment  for  security purposes.    The  term "Lien"  shall
          include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has

                                         B-7

          acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

               "Long-Term  Lease"    means any  lease of  real or  personal
          property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than one year.

               "Make-Whole Amount"  is defined in Section 8.7.

               "MARAD Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary owed to, or guaranteed by, the U.S. Maritime Administration and incurred in connection with the acquisition or purchase of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, provided that with respect to such Indebtedness, none of the property or assets of the Company or any Restricted Subsidiary, other than the fixed asset so acquired, shall be, directly or indirectly, liable for or secure in any manner whatsoever the payment thereof.

               "Material"   means material  in  relation to  the  business,
          operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

               "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
          (c) the validity or enforceability of this Agreement or the Notes.

               "Memorandum"  is defined in Section 5.3.

               "Minority Interests" means any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares or Regulatory Shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

                                         B-8


               "Multiemployer   Plan"    means   any   Plan   that  is   a
          "multiemployer   plan"    (as    such   term   is  defined    in
          Section 4001(a)(3) of ERISA).

               "Net Proceeds"  is defined in Section 10.9(b).

               "Non-U.S.  Pension Plan"   means any  plan, fund,  or other
          similar program established or maintained outside the United States of America by the Company or any one or more of the Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides for retirement income for such employees or a deferral of income for such employees in contemplation of retirement and is not subject to ERISA or the Code.

               "Noteholder Notice"  is defined in Section 8.3(a).

               "Notes"  is defined in Section 1.

               "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose
          responsibilities  extend   to   the  subject   matter   of  such
          certificate.

               "Other Agreements"  is defined in Section 2.

               "Other Purchasers"  is defined in Section 2.

               "PBGC"   means  the  Pension  Benefit  Guaranty  Corporation
          referred to and defined in ERISA or any successor thereto.

               "Person"   means an  individual,  partnership,  corporation,
          joint venture,  limited  liability company,  association,  trust,
          unincorporated  organization,  or  a  government  or agency   or
          political subdivision thereof.

               "Plan"  means  an "employee benefit  plan"  (as defined  in
          Section 3(3) of  ERISA) that  is or,  within the preceding  five
          years,  has  been   established  or  maintained,   or  to  which
          contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

               "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

               "Priority  Liability"   means,   as  of  the  date of   any
          determination  thereof,  (a) any  Indebtedness  of  the   Company
          secured by a Lien created pursuant to Section 10.7(l) hereof  and

                                         B-9


          (b) any Indebtedness and any Preferred Stock of Restricted Subsidiaries other than Indebtedness or Preferred Stock permitted under Section 10.5(a)(ii).

               "property"   or   "properties" means,  unless   otherwise
          specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

               "Proposed Prepayment Date"  is defined in Section 8.3(c).

               "QPAM   Exemption"   means   Prohibited  Transaction  Class
          Exemption 84-14 issued by the United States Department of Labor.

               "Regulatory Shares" means, with respect to any Person, shares of the capital stock of such Person required to be issued as qualifying shares to directors or shares issued to Persons other than Company in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person.

               "Required Holders" means, at any time, the holders of at least 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

               "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

               "Rentals"   means  and  include  as  of  the  date of   any
          determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

               "Restricted Investments" shall mean all Investments, other than:

                   (a) Investments by the Company and its Restricted Subsidiaries in and to Wholly-owned Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Wholly-owned Restricted Subsidiary;

                   (b) Investments representing loans or advances in the usual and ordinary course of business to officers and

                                        B-10


               employees  for  expenses  incidental  to  carrying on   the
               business of the Company or any Restricted Subsidiary;

                   (c) Investments in property or assets to be used in the ordinary course of the business of the Company and its Restricted Subsidiaries as described in Schedule C of this Agreement;

                   (d) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof and loan participations maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of _A-1_ or better by Standard & Poor's Ratings
               Group,  a  division  of   McGraw-Hill,  Inc.,  a  New  York
               corporation, or _ P-1_ or better by Moody's Investors Service, Inc.;

                   (e) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

                   (f)   Investments  in   direct  obligations   of  other
               governments maturing within twelve months from the date of acquisition thereof by the Company or a Restricted Subsidiary, provided that at the time of such acquisition, the long-term Indebtedness of such government is rated "AAA" by Standard & Poor's Ratings Group or by Moody's Investor's Service, Inc.;

                   (g) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any State thereof, having either (i) capital, surplus and undivided profits aggregating at least $100,000,000 or (ii) total assets of $1,000,000,000;

                   (h) Investments in repurchase agreements with respect to any Security described in clause (e) entered into with a depository institution or trust company acting as principal described in clause (g) if such repurchase agreements:
               (i) are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (g)
               and  (ii) mature  within  ninety  days  from  the date   of
               execution and delivery thereof; and

                   (i)   Investments of the  Company not  described in  the
               foregoing  clauses (a)  through   (h);  provided that   the
               aggregate amount of  all such Investments  shall not at  the


                                        B-11


               time any Investment is made within the limitations of this clause (i) exceed 15% of Consolidated Adjusted Net Worth.

               "Restricted Subsidiary" means any Subsidiary which is not a Unrestricted Subsidiary.

               "Securities Act" means the Securities Act of 1933, as amended from time to time.

               "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

               "Senior Financial Officer" means the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Company.

               "Senior  Indebtedness"   shall  mean  all Indebtedness  for
               borrowed money of the Company which is not expressed to be subordinate or junior in rank to any other Indebtedness for borrowed money of the Company.

               "Subsidiary"   means, as  to  any Person,  any  corporation,
               association or other business entity in which such Person or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof or assets upon dissolution is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise
               clearly  requires,  any  reference  to  a   "Subsidiary"  is a
               reference to a Subsidiary of the Company.

               "Subsidiary Stock"  is defined in Section 10.9(c).

               "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of
          such  Person,  based  on  the  assumption  that  such Swap   had
          terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                                        B-12


               "Unrestricted  Subsidiary"  means any Subsidiary  designated
          by the Board  of Directors as  an "Unrestricted Subsidiary"   on
          Schedule 5.4 or pursuant to Section 10.13.

               "Voting  Stock"  means Securities of  any class or  classes,
          the  holders  of  which  are   ordinarily,  in  the absence   of
          contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

               "Wholly-owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares and shares of a capital stock owned by one or more individuals who are not citizens of the United States of America and whose ownership of such capital stock is mandated by the law of any country other than the United States of America) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-owned Restricted Subsidiaries at such time.


                                        B-13




                                     SCHEDULE C

                                EXISTING INVESTMENTS




          50% ownership of Oceanteam A/S
          49% ownership of Norsk Subsea Cabel A/S
          49% ownership of Solus Emirates









                                    SCHEDULE 5.4
            RESTRICTED SUBSIDIARIES, AFFILIATES  AND DIRECTORS AND
                       SENIOR  OFFICERS OF THE COMPANY

                                PERCENTAGE OF OWNERSHIP BY        JURISDICTION
                                OCEANEERING INTERNATIONAL,INC.         OF
                                AND RESTRICTED SUBSIDIARIES       ORGANIZATION

          RESTRICTED SUBSIDIARY


          Oceaneering Australia Pty.               100%            Australia
          Limited
          Oceaneering FSC, Inc.                    100%             Barbados
          Marine Production Systems do             100%              Brazil
          Brasil Ltda.
          Marine Production Systems                100%              Brazil
          Servicos Ltda.
          Monocean Oceaneering                     100%              Brazil
          Engenharia Submarina Ltda.
          Ocean Systems do Brasil                  100%              Brazil
          Servicos Subacquaticos, Ltda.
          Oceaneering do Brasil                    100%              Brazil
          Servicos Submarinos, Ltda.
          Oceaneering Limited                      100%              Canada
          Solus Offshore, Ltd.                     100%           Cayman Islands
          Servicos Marinos Oceaneering             100%              Chile
          Chile Ltda.
          Eastport International, Inc.             100%             Delaware
          Marine Production Systems,               100%             Delaware
          Ltd.
          Oceaneering Space Systems,               100%             Delaware
          Inc.
          Oceaneering Survey, Inc.                 100%             Delaware
          Oceaneering Technologies,                100%             Delaware
          Inc.
          Solus Ocean Systems, Inc.                100%             Delaware
          Ocean Systems Engineering                100%             England
          Limited
          Oceaneering International                100%             England
          Services Limited
          Solus Schall Limited                     100%             England
          Oceaneering International (M)            100%             Malaysia
          Sdn. Bhd.
          Oceaneering International,               100%              Mexico
          S.A. de C.V.
          Oceaneering International                100%           Netherlands
          (Netherlands) B.V.
          Oceaneering Services                     100%             Nigeria
          (Nigeria) Limited
          Oceaneering A/S                          100%              Norway
          UEC 789 Limited                          100%             Scotland
          Multiflex Limited                        100%             Scotland

          Oceaneering International                100%             Sharjah
          (Sharjah) Limited
          Oceaneering International Pte            100%            Singapore
          Ltd
          Oceaneering International AG             100%            Switzerland
         Oceaneering Underwater GmbH               100%            Switzerland
         Multiflex, Inc.                           100%               Texas
         Ocean Systems Engineering,                100%               Texas
         Inc.
         Oil Industry Engineering,                 100%               Texas
         Inc.
         Specialty Wire and Cable                  100%               Texas
         Company, Inc.
         Oceaneering Geoscience Ltd.               100%           United Kingdom
         Steadfast Oceaneering, Inc.               100%              Virginia
         P. T. Calmarine                           50%               Indonesia
         Solus Schall (Nigeria)                    50%               Nigeria
         Limited
         Oceaneering Arabia Ltd.                   50%             Saudi Arabia
         Ocean Marine & Communications             49%               Thailand
         Systems Ltd.
         Solus Oceaneering (Malaysia)              49%               Malaysia
         Sdn. Bhd.

         *  Remainder held by local
         nominee and effectively
         controlled by Oceaneering.

             AFFILIATES, OTHER THAN
                  SUBSIDIARIES

         Oceanteam A/S                             50%                  Norway
         Norsk Subsea Cabel A/S                    49%                  Norway
         Solus Emirates                            49%                  Qatar


                                         -2-

            DIRECTORS AND SENIOR
                  OFFICERS


                    Name                        Position

          Charles B. Evans                Director
          David S. Hooker                 Director
          John R. Huff                    Chairman, President and
                                          Chief Executive Officer
          D. Michael Hughes               Director
          Harris J. Pappas                Director
          T. Jay Collins                  Executive Vice President
          Marvin J. Migura                Sr. Vice President and
                                          Chief Financial Officer
          George R. Haubenreich, Jr.      Vice President, General Counsel
                                          & Secretary
          Robert P. Mingoia               Treasurer
          Bruce Crager                    Senior Vice President
                                          Oceaneering Production Systems
          M. Kevin McEvoy                 Vice President - Integrated Services




                                         -3-



                                    SCHEDULE 5.5


                                FINANCIAL STATEMENTS

               Annual Report to shareholders for the 1998 fiscal year _ containing Form 10-K for the year ended March 31, 1998.

               Annual Report to shareholders for the 1997 fiscal year _ containing Form 10-K for the year ended March 31, 1997.

               Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 1998 and December 31, 1997.




                                    SCHEDULE 5.14


                                   USE OF PROCEEDS

          GROSS PROCEEDS
                                                             $100,000,000


          Agency Fee - Chase Securities                         1,000,000
          Repayment of outstanding principal under the         78,000,000
          Credit Agreement
          Estimated legal fees and other expenses                 300,000
            Total Applications                                 79,300,000


             Available for General Corporate Purposes         $20,700,000





                                    SCHEDULE 5.15
                                EXISTING INDEBTEDNESS



          Credit Agreement                                     78,000,000
          Capital Lease _  IBM Credit Corporation                 815,095


                                                               78,815,095



                        LIENS EXISTING ON THE DATE OF CLOSING



          Cash Restricted and acting as                         $1,513,000
          security in legal proceedings in
          the United Kingdom, 900,000 Pounds
          Sterling at $1.681




                                    SCHEDULE 8.3
                                 EXISTING AFFILIATES


                                                           JURISDICTION OF
                      AFFILIATED COMPANIES                  ORGANIZATION


          Oceaneering Australia Pty. Limited                  Australia
          Oceaneering FSC, Inc.                               Barbados
          Marine Production Systems do Brasil Ltda.           Brazil
          Marine Production Systems Servicos Ltda.            Brazil
          Monocean Oceaneering Engenharia Submarina           Brazil
          Ltda.
          Ocean Systems do Brasil Servicos                    Brazil
          Subacquaticos, Ltda.
          Oceaneering do Brasil Servicos Submarinos,          Brazil
          Ltda.
          Oceaneering Limited                                 Canada
          Solus Offshore, Ltd.                           Cayman Islands
          Servicos Marinos Oceaneering Chile Ltda.            Chile
          Eastport International, Inc.                        Delaware
          Marine Production Systems, Ltd.                     Delaware
          Oceaneering Space Systems, Inc.                     Delaware
          Oceaneering Survey, Inc.                            Delaware
          Oceaneering Technologies, Inc.                      Delaware
          Solus Ocean Systems, Inc.                           Delaware
          Ocean Systems Engineering Limited                   England
          Oceaneering International Services Limited          England
          Solus Schall Limited                                England
          Oceaneering International (M) Sdn. Bhd.             Malaysia
          Oceaneering International, S.A. de C.V.             Mexico
          Oceaneering International (Netherlands) B.V.      Netherlands
          Oceaneering Services (Nigeria) Limited              Nigeria
          Oceaneering A/S                                     Norway
          UEC 789 Limited                                     Scotland
          Multiflex Limited                                   Scotland
          Oceaneering International (Sharjah) Limited         Sharjah
          Oceaneering International Pte Ltd                  Singapore
          Oceaneering International AG                       Switzerland
          Oceaneering Underwater GmbH                        Switzerland
          Multiflex, Inc.                                      Texas
          Ocean Systems Engineering, Inc.                      Texas
          Oil Industry Engineering, Inc.                       Texas
          Specialty Wire and Cable Company, Inc.               Texas
          Oceaneering Geoscience Ltd.                      United Kingdom
          Steadfast Oceaneering, Inc.                         Virginia
          P. T. Calmarine                                     Indonesia
          Solus Schall (Nigeria) Limited                      Nigeria
          Oceaneering Arabia Ltd.                           Saudi Arabia
          Ocean Marine & Communications Systems Ltd.          Thailand
          Solus Oceaneering (Malaysia) Sdn. Bhd.              Malaysia
          Oceanteam A/S                                       Norway
          Norsk Subsea Cabel A/S                              Norway
          Solus Emirates                                       Qatar


                DIRECTORS AND EXECUTIVE OFFICERS


                       Name
                                                      Position

          Charles B. Evans                            Director
          David S. Hooker                             Director
          John R. Huff                                Chairman,
                                                      President and Chief
                                                      Executive Officer
          D. Michael Hughes                           Director
          Harris J. Pappas                            Director
          T. Jay Collins                              Executive Vice
                                                      President
          Marvin J. Migura                            Sr. Vice President and
                                                      Chief Financial Officer
          George R. Haubenreich, Jr.                  Vice President, General
                                                      Counsel & Secretary
          Bruce Crager                                Senior Vice President,
                                                      Oceaneering Production
                                                      Systems
          M. Kevin McEvoy                             Vice President-Integrated
                                                      Services


                                         -2-


                              FORM OF NAIC CERTIFICATE

          YEAR 2000 DUE DILIGENCE NOTICE

               As part of its credit assessment procedures for not-rated securities, the Securities Valuation Office has an obligation to conduct due diligence on the obligor of each security before it can assign the security an NAIC Designation. The Securities Valuation Office has become increasingly aware in recent months of the need to assess a company's Year 2000 preparedness as part
          of this  due diligence.   The  Securities Valuation Office  has,
          therefore, drafted a  series of questions  relating to Year  2000
          compliance  to  be  answered  by  the  issuers/obligors of   all
          not-rated securities filed with the Securities Valuation Office. Please include a response to this questionnaire with each initial or annual update submission to the Securities Valuation Office of securities not rated by an NRSRO. If a response is not included as part of the submission, the filer will be contacted and asked for the response before the submission can be assigned an NAIC Designation for the current year.

          YEAR 2000 (Y2K) DUE DILIGENCE QUESTIONS

              1. What is the company doing to prepare its internal computer systems and software for the year 2000?

              2. What is the company doing to prepare its internal operating systems and equipment with embedded chip technology for the year 2000?

              3.  Will  the   year  2000  problem   effect  the   company's
          products, services and/or business activities (e.g., disruption of service or discontinuance of product lines)?

              4. Who in the company is responsible for directing its year 2000 efforts and what has been the Board of Directors' role in reviewing and approving the company's year 2000 plan?

              5.  What  is the company's  schedule for  fixing and  testing
          its systems?   Please identify any  third party or  industry-wide
          testing in which the company plans to participate.

              6. If the company does not plan to do all its year 2000 work itself, please identify whether any outside consultants or vendors have been or will be employed to do all or part of the work. If the company plans to obtain a certificate of year 2000 compliance from any outside organization, please identify.

              7.  What  has  the  company  done  to  survey  its   vendors,
          suppliers, trading partners, service providers or other third parties with whom it interacts to ascertain what their status is with respect to year 2000 readiness?

              8. What is the company's contingency plan if some or all of the company's systems will not be remediated in time for the year 2000?

              9.  How  do the  company's costs  to  address the year  2000
          problem affect its bottom line?   Do these costs have a material
          financial effect? Can I see something in the company's recent reports or other public statements in which the company discusses its approach to the year 2000 problem?

             10. Even if the company does not believe that the costs or potential effects of the year 2000 are material, can you tell me how much the year 2000 problem will cost the company?

             11. Please identify any additional insurance the company has obtained, including any directors and officers personal liability insurance, specifically for the year 2000 problem?

             12. If your company is a manufacturer or supplier of any hardware, software or equipment systems, what are your concerns about the potential liabilities associated with the company's products or services? What is your best assessment of corporate exposure to legal actions arising from equipment or software failures associated with the company's products or services?


                                         -2-


                                   [FORM OF NOTE]


                           OCEANEERING INTERNATIONAL, INC.


                       6.72% Senior NOTE due September 8, 2010

No. _________                                                       Date
 $____________                                            PPN 675232 A*3

               FOR   VALUE   RECEIVED,    the   undersigned,    OCEANEERING
          INTERNATIONAL,  INC.   (herein   called   the  " Company"),   a
          corporation organized and existing under the laws of the State of
          Delaware,  hereby  promises  to   pay  to ________________,   or
          registered assigns, the principal sum of ________________ DOLLARS on September 8, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.72% per annum from the date hereof, payable semiannually, on the eighth day of March and September in each year, commencing with the March 8 or September 8 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on
          any  overdue  payment  (including  any  overdue prepayment)   of
          principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of
          (i) 8.72% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City, New York as its "base" or "prime" rate.

               Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Chase Manhattan Bank in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

               This Note is one of a series of Senior Notes (herein  called
          the  "Notes")   issued  pursuant  to   separate  Note   Purchase
          Agreements, dated as of September 1, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed,
          by  its   acceptance   hereof,   (i) to  have   agreed  to   the
          confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

               This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and
          registered in  the  name  of,  the  transferee.    Prior to  due
          presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

               The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

               If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

               This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State which would require application of the laws of the jurisdiction other than such State.

                                      OCEANEERING INTERNATIONAL, INC.




                                          By ______________________________
                                            Title





















                                        E-1-2